UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2014 (July 14, 2014)
(Date of earliest event reported)

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	000-53181 (Commission File Number)	02-0774841 (IRS Employer Identification No.)
of incorporation)

319 S. Sheridan Blvd.
Lakewood, Colorado 80226
(Address of principal executive offices) (Zip Code)

(303) 209-8600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Chief Credit Officer

On July 14, 2014, John Carmichael was terminated as an at-will employee and for cause. As such, he no longer serves as President and Chief Executive Officer of either Solera National Bancorp, Inc. (the “Company”) or its bank, Solera National Bank (the "Bank"). On July 15, 2014, Andrew Seaton resigned from his position as Senior Vice President and Chief Credit Officer of Solera National Bank.

Appointment of Interim Chief Executive Officer

Effective July 15, 2014, the Board appointed Robert J. Fenton to serve as the Company's and Bank's President and Chief Executive Officer. Mr. Fenton is expected to be appointed to the Board of Directors.

Mr. Fenton most recently served as the Bank's Executive Vice President and Chief Financial Officer from its opening in September 2007 until March 2014. He will receive a $2,308 weekly salary and participation in standard employee benefits for his service as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Dated: July 18, 2014
	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	President and Chief Executive Officer